SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [ ]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [ ] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             GEOKINETICS INC.
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:
              $125
         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                               GEOKINETICS INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 24, 1996

        Notice is hereby given that the Annual Meeting of Stockholders of Geokinetics Inc., a Delaware corporation (the "Company"), will be held at the Marathon Oil Tower, 5555 San Felipe, 10th Floor, Conference Center, Houston, Texas 77056, at 10:00 a.m. on October 24, 1996, for the following purposes:


        1.     To elect four directors;

        2. To authorize an amendment to the Company's Certificate of Incorporation to authorize an aggregate of 2,500,000 shares of a new class of preferred stock of the Company ( the "Preferred Stock");

        3. To ratify the appointment of Tsakopulos, Brown, Schott & Anchors as the Company's independent public accountants; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board recommends election of the nominees for directors named in the accompanying Proxy Statement, approval of the proposed amendment to the Certificate of Incorporation, and ratification of the appointment of Tsakopulos, Brown, Scott & Anchors as the Company's independent public accountants.

        Stockholders of record at the close of business on September 26, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.


                                              By Order of the Board of Directors




                                              MICHAEL D. HALE
                                              SECRETARY

Houston, Texas
September 26, 1996


        PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                                                                PRELIMINARY COPY

                                GEOKINETICS INC.
                                   ----------

                                 PROXY STATEMENT

                       1996 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 24, 1996

                                   -----------

                SOLICITATION, EXERCISE AND REVOCATION OF PROXIES


GENERAL

        The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Geokinetics Inc. (the "Company"), to be voted at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the time, place and for the purposes set forth in the foregoing Notice. This Proxy Statement and the accompanying proxy are being mailed to stockholders beginning on or about September 30, 1996.


RECORD DATE; OUTSTANDING SHARES

        Only stockholders of record at the close of business on September 26, 1996 (the "Record Date"), are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 4,953,288 shares of Common Stock, $.20 par value ("Common Stock"). For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership Of Certain Beneficial Owners and Management."


REVOCABILITY OF PROXIES

        Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise by executing a subsequent proxy, by written notice to the President of the Company or by attending the meeting and withdrawing the proxy in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed to the Company's principal executive offices as follows: Geokinetics Inc., 5555 San Felipe, Suite 780, Houston, Texas 77056, Attention: Jay D. Haber, President. Shares represented by a duly executed proxy received prior to the Annual Meeting will be voted in accordance with the instructions indicated on the proxy.

                                                                PRELIMINARY COPY

VOTING; QUORUM; ABSTENTIONS; BROKER NON-VOTES

        Every stockholder of record on the Record Date is entitled to vote on each proposal or item that comes before the meeting. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the Record Date. Stockholders representing a majority of the Common Stock outstanding and entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum. Abstentions will be counted for purposes of determining both (i) the presence or non-presence of a quorum for the transaction of business, and (ii) the total number of votes cast with respect to a proposal. Thus, abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.


SOLICITATION

        The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the solicitation by mail, certain regular employees of the Company may solicit proxies by telephone or telecopy or in person. No specially engaged employees or solicitors will be retained by the Company for proxy solicitation purposes. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding this material.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1997 Annual Meeting must be received by the Company no later than December 31, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                                                PRELIMINARY COPY

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

SECURITY OWNERSHIP SUMMARY

        The following table sets forth, as of September 10, 1996, the number of shares of the Company's Common Stock beneficially owned by (i) each person known by the Company (based on filings under Section 13(d) or 13(g) of the Exchange
Act) to be the holder of more than five percent of its voting securities, (ii) each director or nominee for election as a director, and (iii) all of the Company's directors and officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of Common Stock owned by such holder.



 NAME AND ADDRESS
OF BENEFICIAL OWNER               Amount and Nature of          Percent of
     OR GROUP                     BENEFICIAL OWNERSHIP          CLASS (1)

  Jay D. Haber (2)                 1,124,266 shares (2)            17.0 %
  5555 San Felipe, Suite 780
  Houston, TX  77056

  Michael D. Hale (3)               832,054 shares (3)             12.6%
  5555 San Felipe, Suite 780
  Houston, TX  77056

  Henry H. Patton                     600,000 shares                9.3%
  1308 The Great Road
  Princeton, NJ  08540

  William H. Murphy                 147,764 shares (4)              2.3%
  2200 Post Oak Boulevard,
  Suite 514
  Houston, TX  77056

  Herbert H. Hedick                 33,119 shares (5)               .5%
  Box 249, 720 Town Hill
  New Hartford, CT  06057

  Robert M. Stafford(6)             607,834 shares (6)              9.4%
  c/o Stafford Capital
    Management
  222 Kearny Street,
  Suite 204
  San Francisco, CA  94108

                                                                PRELIMINARY COPY

 NAME AND ADDRESS
OF BENEFICIAL OWNER               AMOUNT AND NATURE OF             PERCENT OF
     OR GROUP                     BENEFICIAL OWNERSHIP             CLASS (1)
  All Directors and Execu
   Officers as a group   tive
  (four persons)                     2,137,203 shares              32.3%


        (1) These percentages are calculated on the basis of 4,953,288 shares of Common Stock outstanding at August 28, 1996, plus 1,653,490 shares of Common Stock currently purchasable pursuant to options, warrants, conversion privileges or other rights.

        (2) Includes 65,000 shares of Common Stock purchasable pursuant to options granted to Mr. Haber under the 1995 Stock Option Plan.

        (3) Includes 65,000 shares of Common Stock purchasable pursuant to options granted to Mr. Hale under the 1995 Stock Option Plan.

        (4) Refers to warrants entitling Mr. Murphy to purchase 147,764 shares of Common Stock. These warrants are exercisable (i) after the earlier of (a) July 31, 1997 or (b) 30 days after the Company has deducted and utilized the federal income tax net operating loss carryforwards in existence as of August 1, 1994, and (ii) before July 31, 1999. The exercise prices range from $1.00 to $1.75 per share.

        (5) Refers to warrants entitling Mr. Hedick to purchase 33,119 shares of Common Stock. Such shares may be issued upon the exercise of such warrants which are exercisable before September 30, 1999 at a purchase price of $1.50 per share.

        (6) Refers to 458,167 shares owned by Robert M. Stafford and certain affiliated entities and warrants entitling Mr. Stafford and such affiliated entities to purchase an aggregate of 149,667 shares of Common Stock.


                                     ELECTION OF DIRECTORS
                                         (PROPOSAL 1)


GENERAL INFORMATION

        At the meeting, four directors (each of whom is currently a director) will be elected to serve until the next Annual Meeting of Stockholders or until his successor shall have been elected and qualified.

                                                                PRELIMINARY COPY

        The names and certain information about the Company's nominees are set forth below:



                                                                      OFFICE
            NAME       AGE           POSITION WITH THE COMPANY       HELD SINCE

Jay D. Haber            51         President, Chief Executive Officer   1994
                                   and Director

Michael D. Hale         38         Vice President, Secretary and        1994
                                   Director

William H. Murphy       55         Director                             1994

Herbert H. Hedick       65         Director                             1995


        There are no family relationships among any of the directors or executive officers of the Company.

        JAY D. HABER, age 51, has served as a director and as the Company's President and Chief Executive Officer since August 1, 1994, when the Company acquired the Haber/Hale oil and gas properties. See "Certain Transactions." For more than the past five years, Mr. Haber has served as the President of certain privately-owned oil and gas exploration and production companies, including Haber Resources Corporation and HOC Operating Co., Inc.

        MICHAEL D. HALE, age 38, has served as a Director and Vice President for the Company since August 1, 1994. On April 4, 1995, Mr. Hale was appointed Secretary of the Company. For more than the past five years, Mr. Hale has served as the Vice President of certain privately-owned oil and gas exploration and production companies, including Haber Resources Corporation and HOC Operating Co., Inc., and as President of Hale Exploration Corporation.

        WILLIAM H. MURPHY, age 55, has served as a director of the Company since August 1, 1994. For more than the past five years, Mr. Murphy has been the President and sole shareholder of Wm. H. Murphy & Co., Inc., an investment banking and financial advisory concern located in Houston, Texas.

        HERBERT H. HEDICK, age 65, has served as a director of the Company since April 4, 1995. In 1990, Mr. Hedick founded Long Distance Services, Inc., a low cost communications provider, and has served as its President since that time. Since 1993, Mr. Hedick has been Senior Managing Director and Principal of T. O. Richardson Company, an investment advisory concern located in Farmington, Connecticut. From 1954 to 1990, Mr. Hedick was employed by Merrill Lynch, serving in various capacities, including District Manager of its offices in Fairfield County, Connecticut, Group

                                                                PRELIMINARY COPY

Vice President in charge of nationwide Operation Centers, and Senior Vice President of the Merrill Lynch Trust Company.


CERTAIN TRANSACTIONS

        ACQUISITION OF OIL & GAS PROPERTIES. Effective August 1, 1994, the Company acquired certain oil and gas properties from Jay D. Haber and Michael D. Hale. The properties consisted primarily of leases and other agreements for the operation of producing oil and gas wells, and working interests in certain oil and gas properties. The acquisition was completed pursuant to the merger of HOC Operating Co., Inc. and Hale Exploration Corporation, each Texas corporations, with and into two newly-formed subsidiaries of the Company. The Company acquired the properties from Mr. Haber by acquiring all of the issued and outstanding capital stock of HOC Operating Co., Inc., and acquired the properties from Mr. Hale by acquiring all of the issued and outstanding capital stock of Hale Exploration Corporation. In consideration for the acquisition of these properties, the Company issued (i) 951,734 shares of the Company's Common Stock to Mr. Haber and (ii) 689,186 shares of the Company's Common Stock to Mr. Hale. In addition, effective August 31, 1995, the Company issued 107,868 shares to Mr. Haber and 77,868 shares to Mr. Hale as a post-closing adjustment of the consideration paid for these properties. Mr. Haber currently serves as the President and Chairman of Board of Directors of the Company. Mr. Hale serves as the Company's Vice President and Secretary and as a member of the Board of Directors of the Company.

        FINANCIAL ADVISORY AGREEMENT. Effective May 12, 1994, the Company entered into a Financial Advisory Agreement (the "Advisory Agreement") with Wm.
H. Murphy & Co., Inc., an investment banking firm wholly-owned by William H. Murphy ("Murphy & Co."). Mr. Murphy currently serves as a director of the Company. Under the terms of the Advisory Agreement, Murphy & Co. agreed to render certain advisory and investment banking services to the Company. As consideration for these services, the Company paid $100,000 and issued warrants, entitling Murphy & Co. to purchase an aggregate of 443,492 shares of Common Stock. In addition, the Company agreed to pay Murphy & Co. a monthly retainer fee of $3,000. At the present time, Mr. Murphy holds warrants entitling Mr. Murphy to purchase an aggregate of 147,764 shares of the Company's Common Stock:
(i) after the earlier of (a) July 31, 1997 or (b) the date which is 30 days after the end of the calendar month in which the Company's Chief Financial Officer certifies to the Board of Directors of the Company that the Company has deducted and utilized the federal income tax net operating loss and tax credit carryforwards which were in existence on August 1, 1994, and (ii) before the close of business on July 31, 1999. The exercise price of each warrant ranges between $1.00 per share to $1.75 per share. The Company has also granted Murphy & Co. certain registration rights with respect to the Common Stock for which the warrants are exercisable. No fees were paid to Murphy & Co. during the 1995 fiscal year under the Advisory Agreement and the company has terminated the Advisory Agreement.

                                                                PRELIMINARY COPY

PURCHASE OFFER TRANSACTION.

        Effective September 30, 1994, the Company acquired certain working interests in oil and gas properties located within the State of Texas from Herbert H. Hedick and Weowna Well Associates, a New York general partnership, of which Mr. Hedick holds a forty percent (40%) partnership interest. Mr. Hedick currently serves as a member of the Company's Board of Directors. The properties acquired by the Company consisted of working interests in oil and gas properties located within the State of Texas. In consideration for the acquisition of these properties, the Company (through one of its subsidiaries) issued to Mr. Hedick and the partnership certain five-year promissory notes, aggregating $49,678, which are guaranteed by the Company and warrants entitling Mr. Hedick to purchase an aggregate of 33,119 shares of the Company's Common Stock at an exercise price of $1.50 per share at any time prior to September 30, 1999.

POST-CLOSING ADJUSTMENT.

        The Company entered into a Post-Closing Adjustment Agreement dated as of August 31, 1995, by and among the Company, Jay D. Haber and Michael Hale (the "Post-Closing Agreement"), pursuant to which the Company issued 107,532 shares of Common Stock to Mr. Haber and 77,868 shares of Common Stock to Mr. Hale as an adjustment to the consideration paid to Messrs. Haber and Hale in connection with the Company's August 1, 1994 acquisition of the Haber/Hale oil and gas properties. The Post-Closing Adjustment Agreement was approved unanimously by the disinterested members of the Board of Directors of the Company.

OFFICER ADVANCES

        During the fiscal year ended December 31, 1995, the Company received working capital advances totaling $101,722 from Jay D. Haber, the Company's President and Chairman of the Board of Directors. These advances are payable on demand. Interest on such advances is based on the prime rate as of the first day of each fiscal quarter, plus four per cent (4%), and is payable quarterly.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16(a)-3(d) of the Securities and Exchange Commission during the Company's three-month transition period ended December 31, 1994 and the fiscal year ended December 31, 1995, and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1995, the Company is not aware of any director, officer, or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") that has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the Company's most recent fiscal year.

                                                                PRELIMINARY COPY

COMMITTEES; MEETINGS

        There were five meetings of the Board (including regular and special meetings) held during the three month transition period ended December 31, 1994 and the fiscal year ended December 31, 1995. None of the nominees to the Board attended fewer than 75% of the total number of meetings of the Board during the period he has been a director. The Company does not have separate audit, nominating or compensation committees of the Board of Directors. The Board has dissolved the executive committee formed in 1994.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

        The following table reflects all forms of compensation for (i) each of the fiscal years ended September 30, 1994 and 1993, (ii) the three-month transition period ended December 31, 1994, and (iii) the fiscal year ended December 31, 1995, for Mitchell A. Lekas' services to the Company prior to August 1, 1994, as well as the compensation paid to Jay D. Haber for his services since August 1, 1994, and Michael Hale for his services since January 1, 1995. No other director or executive officer had salary and bonus which exceeded $100,000 during such periods.

                                              Annual compensation                               Long term compensation
                                   -----------------------------------------   -----------------------------------------------------
                                                                                        Awards                        Payouts
                                                                              ------------------------    --------------------------
                                                                   Other      Restricted   Securities
      Name and                                                    annual         Stock     underlying                     All other
 principal position      Year       Salary        Bonus        compensation     Awards    options/SARs    LTIP payouts  compensation
                                      ($)          ($)              ($)           ($)          (#)             ($)             ($)
         (a)              (b)         (c)          (d)              (e)           (f)          (g)             (h)             (i)
Jay D. Haber,         1995        $140,000    $31,994 (2)      $  --          $  --         15,000 (3)    $ --            $ --
President and Chief
Executive Officer

Michael Hale,        1995         $98,000     $31,994 (2)      $  --          $  --         15,000 (3)    $ __            $ __
Secretary and Vice
President
Jay D. Haber,        1994 (from   $23,333     $2,456 (2)       $  --          $  0         15,000 (3)     $ --           $ --
President, Chief     8/1/94,
Executive Officer    including
                     3-month
                     transition
                     period
                     ended
Mitchell A. Lekas,   1994 (until   $12,000    $ --             $ --            $ --         --             $ --           $ --
President and Chief  8/1/94)
Executive Officer
Mitchell A. Lekas,
President and Chief
Executive Officer    1993          $13,320    $ --             $ --            $ --         --             $ --           $ __
                     ============ ========    ========       ============      ======      ========       ============== ========

                                                                PRELIMINARY COPY

(1) Transition period resulting from the Company's change of its fiscal year end from September 30 to December 31.

(2) Bonus reflects share of net proceeds from sales of oil and gas prospects. Messrs. Haber and Hale are entitled to this bonus pursuant to their respective employment agreements (described under "Employment Contracts" below) with the Company.

(3) Refers to non-incentive stock options to purchase the Company's Common Stock granted to Messrs. Haber and Hale under the 1995 Stock Option Plan. Messrs. Haber and Hale are each entitled to receive such options pursuant to their respective employment agreements (described under "Employment Contracts" below) with the Company.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     Number of
                                     securities           Percent of total
                                     underlying             options/SARs
                                    options/SARs             granted to            Exercise or
                                      granted            employees in fiscal       base price                             Expiration
            Name                        (#)                     year                 ($/Sh)        Market Price at           date
             (a)                        (b)                      (c)                   (d)          date of Grant             (e)
Jay D. Haber                          15,000(1)                 28.2%               $1.875(2)          $1.875(2)      July 31, 2000

Michael Hale                          15,000(1)                 28.2%               $1.875(2)          $1.875(2)      July 31, 2000
                                   ============                ======               ======             ======         =============

(1) Messrs. Haber and Hale are each entitled to receive non-incentive stock options under the 1995 Stock Option Plan pursuant to their respective employment agreements (described under "Employment Contracts" below) with the Company.

(2) The price of the stock covered by the options equals the average of the closing high bid and low asked quotations for the Company's Common Stock on the first day of each twelve months of employment.

        The Company entered into employment agreements dated as of August 1, 1994, with its President, Jay D. Haber, and its Vice President and Secretary, Michael Hale (see "Employment Contracts" below). Under the terms of the Employment Agreements, Mr. Haber and Mr. Hale are each entitled to receive grants of non-incentive stock options covering 15,000 shares of the Company's Common Stock on August 1 of each year of service rendered to the Company.

                                                                PRELIMINARY COPY

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        During the fiscal year ended December 31, 1995, and the three-month transition period ended December 31, 1994, none of the Company's executive officers exercised any options. The Company had not issued any SARs during the fiscal year ended December 31, 1995.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                                                                      Estimated Future Payouts under
                                                                                        Non-Stock Price-Based Plans
                                                                -----------------------------------------------------------------

(a)                       (b)               (c)                 (d)                      (e)                        (f)
Name                      Number of         Performance or      Threshold                Target                     Maximum
                          shares, units     other period        ($ or #)                 ($ or #)                   ($ or #)
                          or other          until maturation
                          rights (#)        or payout

Jay D. Haber              15,000            The options are     N/A                      N/A                        N/A
                                            exercisable
                                            after August 1,
                                            1996. (2)

Michael Hale(1)           15,000            The options are
                                            exercisable
                                            after August 1,
                                            1996. (2)           N/A                      N/A                        N/A

        (1) Messrs. Haber and Hale each received non-incentive stock options covering 15,000 shares of the Company's Common Stock under the terms of their respective Employment Agreements with the Company.

        (2) The exercise price of the options is equal to the average of the closing high bid and low asked quotations for the Company's Common Stock on the date the options were granted.

COMPENSATION OF DIRECTORS

        Non-employee directors of the Company receive $2,500 per year for their services as directors and $250 per meeting attended. Directors who are not employees or officers of the Company are reimbursed for their actual expenses incurred in attending meetings of the Board of Directors.

                                                                PRELIMINARY COPY

EMPLOYMENT CONTRACTS

        Effective August 1, 1994, the Company entered into an Employment Agreement with Jay D. Haber, pursuant to which Mr. Haber serves as the President and Chief Executive Officer of the Company. The compensation payable to Mr. Haber under his Employment Agreement consists of: (i) a base salary of $140,000 per year, (ii) an incentive cash bonus from profits derived from the Company's sales of oil and gas prospects, (iii) the Company's agreement to grant on August 1 of each year of Mr. Haber's services, non-incentive stock options covering 15,000 shares of the Company's Common Stock under the 1995 Stock Option Plan, and (iv) eligibility to participate in the Company's employee benefit plans which may be adopted. Mr. Haber's employment agreement has a term of three years and is terminable by the Company upon its good faith determination that there has been a willful violation of the terms of the agreement. During 1995, Mr. Haber received a bonus of $31,994 reflecting Mr. Haber's share of net proceeds from the Company's sale of oil and gas prospects for the period October 1, 1994 to July 31, 1995.

        Effective August 1, 1994, the Company entered into an Employment Agreement with Michael Hale, pursuant to which Mr. Hale serves as Vice President of the Company. Mr. Hale also serves as Secretary of the Company. The compensation payable to Mr. Hale consists of (i) a base salary of $98,000 per year, (ii) an incentive cash bonus from profits derived from the Company's sales of oil and gas prospects, (iii) the Company's agreement to grant, on August 1 of each year of Mr. Hale's services, non-incentive stock options covering 15,000 shares of the Company's Common Stock under the 1995 Stock Option Plan, and (iv) eligibility to participate in the Company's employee benefit plans which may be adopted. Mr. Hale's employment agreement has a term of three years and is terminable by the Company upon its good faith determination that there has been a willful violation of the terms of the agreement. During 1995, Mr. Hale received a bonus of $31,994 reflecting Mr. Hale's share of net proceeds from the Company's sale of oil and gas prospects for the period October 1, 1994 to July 31, 1995.

VOTES REQUIRED; BOARD RECOMMENDATION

        The four nominees receiving the highest number of affirmative votes of the shares represented in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board. The Board believes that the election of the nominees listed above as directors of the Company is in the best interest of the Company and its stockholders. The Board, therefore, recommends a FOR vote for the nominees and it is intended that proxies not marked to the contrary will be so voted.

                                                                PRELIMINARY COPY

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

        The Board believes it is in the best interest of the Company and its shareholders to amend the Certificate of Incorporation of the Company to authorize 2,500,000 shares, $10.00 par value per share, of "blank check" preferred stock (the "Preferred Stock"). The text of the proposed amendment (the "Amendment") to the Certificate of Incorporation is attached hereto as Exhibit A to this Proxy Statement.

        The Board has determined that the creation of the Preferred Stock is in the best interest of the Company and its stockholders, and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with acquisitions and other general corporate purposes, including public or private offerings of shares for cash, stock dividends, stock splits, financings, and employee benefit plans. The Company has no present commitments, arrangements or plans which would require the issuance of such additional shares in connection with an equity offering, merger or acquisition.

        The term "blank check" preferred stock refers to stock for which the board of directors of a corporation may fix or change: the division of such shares into series; the dividend or distribution rate; the dates of payment of dividends or distributions and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series. As such, the Board of the Company will, in the event of the approval of this proposal by the stockholders, be entitled to authorize the creation of and issuance of up to 2,500,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion subject to applicable law, with no further authorization by the Company's stockholders required for the creation and issuance thereof.

        To the extent the Preferred Stock is convertible into Common Stock, the holders of Preferred Stock would have the same voting rights as holders of Common Stock, except as otherwise provided by law, and would not have any preemptive rights to subscribe for or to purchase any shares of the Company of any class (whether now authorized or authorized in the future). The holders of Preferred Stock would vote on all matters (except as may be otherwise required by law) with the holders of Common Stock as a single class and would be entitled to a number of votes equal to the number of shares of Common Stock into which their Preferred Stock could be converted. The Preferred Stock would rank senior to Common Stock in respect of dividends and other distributions and in the event of voluntary or involuntary liquidation until satisfaction of any liquidation , dissolution or winding up of the affairs of the Company.

                                                                PRELIMINARY COPY

        It is not possible to state the effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board determines the terms relating to one or more series of Preferred Stock. However, such effect might include: (i) reduction of the amounts otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on Preferred Stock are in arrears, (ii) dilution of the voting power of the Common Stock, and (iii) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to shares of Preferred Stock.

        The Board of Directors proposes that the shareholders adopt and approve a resolution adopting the Amendment in its entirety in the form of Exhibit A to this Proxy Statement. The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock represented in person or represented by proxy at the meeting and entitled to vote is required for the adoption of the Amendment. If the Amendment is adopted by the Company's stockholders, the Amendment will become effective on the date a certificate of amendment is filed with the Secretary of State of the State of Delaware, the Company's state of incorporation.

BOARD RECOMMENDATION

        The Board has determined that the authorization of the Preferred Stock and the Amendment is in the best interest of the Company and recommends a vote FOR the approval of the Amendment, and it is intended that proxies not marked to the contrary will be so voted. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or represented by proxy at the meeting and entitled to vote is required for authorization of the Amendment.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 3)

        The Board has appointed the firm of Tsakopulos, Brown, Schott & Anchors of San Antonio, Texas, as independent public accountants to examine the Company's consolidated financial statements for the fiscal year ending December 31, 1996, subject to the approval of such appointment by the Company's stockholders at the Annual Meeting. Tsakopulos, Brown, Schott & Anchors has audited the Company's financial statements for the three-month transition period ended December 31, 1994 and the fiscal year ended December 31, 1995. Representatives of Tsakopulos, Brown, Schott & Anchors are expected to be present at the Annual Meeting, and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

                                                                PRELIMINARY COPY

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The audit reports of Tsakopulos, Brown, Schott & Anchors on the consolidated financial statements of the Company during the three-month transition period ended December 31, 1994 and the fiscal year ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

        In connection with Tsakopulos, Brown, Schott & Anchors' audits of the three-month transition period ended December 31, 1994 and the fiscal year ended December 31, 1995, there were no disagreements with Tsakopulos, Brown, Schott & Anchors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused Tsakopulos, Brown, Schott & Anchors to make reference to the subject matter of the disagreement in connection with its opinion.

BOARD RECOMMENDATION

        The Board recommends a vote FOR the ratification of the appointment of Tsakopulos, Brown, Schott & Anchors as the Company's independent public accountants for the fiscal year ending December 31, 1996. The ratification of the appointment of Tsakopulos, Brown, Schott and Anchors will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

                                 OTHER BUSINESS

        Management knows of no other business to be brought before the Annual Meeting other than (i) the election of directors, (ii) the authorization of the Amendment and (iii) ratification of the Company's independent public accountants. If any other proposals come before the meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

                                              By Order of the Board of Directors

                                              MICHAEL D. HALE
                                              SECRETARY
Houston, Texas
September, 1996

                                                                PRELIMINARY COPY
                                    EXHIBIT A

                                GEOKINETICS INC.
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                                      -15-

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                               OF GEOKINETICS INC.

        GEOKINETICS INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolutions establishing a new class of capital stock consisting of 2,500,000 shares of Preferred Stock, $10.00 par value per share (the "Preferred Stock"):

FIRST: That by the unanimous written consent of the Board of Directors of the Corporation, the directors adopted resolutions setting forth, among other things, a proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                      FURTHER RESOLVED, that it is in the best interest of the
               Corporation that the Certificate of Incorporation of the Corporation be amended by changing the fourth Article thereof pursuant to the authority conferred on the Board of Directors of this Corporation by Section 151 of the Delaware General Corporation Act, such that, as amended, Article Four shall read as follows:

               "The total number of shares of stock which the corporation shall have authority to issue is Seventeen Million Five Hundred Thousand (17,500,000) shares, consisting of Two Million Five Hundred (2,500,000) shares of Preferred Stock, $10.00 par value per share (the "PREFERRED STOCK"), and Fifteen Million (15,000,000) shares of Common Stock, $.20 par value per share (the "COMMON STOCK"). A description of the designations, preferences, and relative rights of each class is as follows:

               PREFERRED STOCK

                      Section 1. The Preferred Stock may be issued from time to
               time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Corporation's directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the date of issue. Subject to the

                                        1

               provisions of this Section, which provisions shall apply to all Preferred Stock, the directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

                             (a) The designation of the series which may be by
                      distinguishing number, letter or title.

                             (b) The number of shares of the series, which
                      number the directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

                             (c) The dividend rate of the series.

                             (d) The dates at which dividends, if declared,
                      shall be payable, whether such dividends shall be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall be cumulative.

                             (e) The redemption rights and price or prices, if
                      any, for shares of the series.

                             (f) The terms and amount of any sinking fund
                      provided for the purchase or redemption of shares of the series.

                             (g) The amounts payable on shares of the series in
                      the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                             (h) Whether the shares of the series shall be
                      convertible into shares of any other class or series of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

                             (i) Restrictions on the issuance of shares of the
                      same series or of any other class or series.

                      The Corporation's directors are authorized to adopt from
               time to time amendments to this Article Four fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section.

                                        2

                      Section 2. The holders of Preferred Stock of each series,
               in preference to the holders of Common Stock and of any other class of shares ranking junior to the Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Corporation's directors, dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Article Four and no more, payable on the dates fixed for such series. In the event dividends for a series are determined to be cumulative in accordance with the provisions of Section 1 of this Article Four, such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Preferred Stock for any dividend period unless:

                             (a) as to each series of Preferred Stock entitled
                      to cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

                             (b) as to all series of Preferred Stock, dividends
                      for the current dividend period shall have been paid or be or have been declared and a sum sufficient to the payment thereof set apart ratably in accordance with the amounts which would be payable as dividends on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full.

                      No dividend in respect of past dividend periods shall be
               paid upon or declared and set apart for payment on any of the Preferred Stock entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock entitled to cumulative dividends, dividends for past dividend periods ratably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full.

                      Section 3. In no event, so long as any Preferred Stock
               shall be outstanding, shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Preferred Stock be purchased, retired or otherwise acquired by the Corporation unless in each case:

                                        3

                             (a) all accrued and unpaid dividends on Preferred
                      Stock, including the full dividends for the current dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                             (b) there shall be no arrearage with respect to the
                      redemption of Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Article Four.

                      Section 4.

                             (a) The holders of Preferred Stock of any series,
                      in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Preferred Stock, the amounts fixed with respect to such series in accordance with Section 1 of this Article Four, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

                             After payment to holders of Preferred Stock of the
                      full preferential amounts as aforesaid, holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                             (b) The merger or consolidation of the Corporation
                      into or with any other corporation, or the merger of any other corporation into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business as of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

                      Section 5. Except as otherwise expressly provided herein
               or as

                                        4

               required by law, the holders of Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote, shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of Preferred Stock or Common Stock shall vote together as a single class and not as separate classes.

                      Section 6. For the purpose of this Article Four, whenever
               reference is made to shares "ranking junior to the Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Preferred Stock.

               COMMON STOCK

                      The Common Stock shall be subject to the express terms of
               the Preferred Stock and of any series thereof. The terms and provisions of each share of Common Stock shall be identical to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the stockholders."

                                              5

SECOND: That, thereafter, pursuant to resolution of the Board of Directors of the Corporation, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, GEOKINETICS INC. has caused this certificate to be signed by JAY D. HABER, its President, this day of __________, 1996.

                                GEOKINETICS INC.


                                By:    ________________________________
                                         Jay D. Haber, President

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

        This instrument was acknowledged before me on the ______ day of _______________, 19___, by JAY D. HABER, President of GEOKINETICS INC., a corporation, on behalf of said corporation.


                                      ---------------------------------
                                      Notary Public in and for
                                      the State of TEXAS

                                        6

                                GEOKINETICS INC.
                           5555 SAN FELIPE, SUITE 780
                              HOUSTON, TEXAS 77056

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jay D. Haber and Michael D. Hale as proxies, each with full power of substitution, and authorizes them to vote as designated below, all the shares of common stock of Geokinetics Inc. held on record by the undersigned on September 26, 1996, at the annual meeting of stockholders to be held at the Marathon Oil Tower, 5555 San Felipe, 10th Floor Conference Center, Houston, Texas 77056, at 10:00 a.m. (local time) on October 24, 1996, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

1.      ELECTION OF DIRECTORS OF THE COMPANY

        [ ]    FOR all nominees listed below  [ ]  WITHHOLD AUTHORITY to vote
               (except as marked to the            for all nominees listed
               contrary below).                    below.

               Jay D. Haber                        William H. Murphy
               Michael D. Hale                     Herbert H. Hedick

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

2.      APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION of the
        Company.

        [ ]    FOR                  [ ]     AGAINST              [ ]    ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF TSAKOPULOS, BROWN, SCHOTT & ANCHORS as independent public accountants of the Company.

        [ ]    FOR                  [ ]     AGAINST              [ ]    ABSTAIN

4. In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

        [NAME OF STOCKHOLDER]

DATED:  October ___, 1996                   ________________________________
                                            signature

                                            ________________________________
                                            signature if held jointly

Please date, sign exactly as your name appears hereon and mail this proxy card in the enclosed envelope. No postage is required. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this proxy should be signed by a duly authorized officer.

[ ]     Please check this box if you plan on attending the Annual Meeting.